Exhibit (k)(6)

SECOND AMENDMENT TO AMENDED AND RESTATED
SENIOR SECURED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of February 28, 2022 (this “Amendment”), is among STELLUS CAPITAL INVESTMENT CORPORATION, a Maryland corporation (the “Borrower”), the LENDERS party hereto, and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I of this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 18, 2020 (as amended by that First Amendment and Commitment Increase to Amended and Restated Senior Secured Revolving Credit Agreement dated December 22, 2021, and as may be further amended, supplemented, and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower requests that the Lenders amend the Credit Agreement to make the lawful currency of the United Kingdom an Agreed Foreign Currency (as defined in the Credit Agreement); and

WHEREAS, the Borrower requests that the Lenders agree to amend the Credit Agreement, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to agree to the amendments set forth below and the other terms hereof;

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1          Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital of this Amendment.

“Second Amendment Effective Date” is defined in Article III.

Section 1.2          Other Definitions. Capitalized terms used in this Amendment but not defined herein, shall have the meanings given such terms in the Credit Agreement, including on Annex A.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

Section 2.1          Amendments to Credit Agreement.

(a)           Section 1.01 (Definitions) of the Credit Agreement is amended to delete the defined terms below in their entirety and to replace them with the following:

“Agreed Foreign Currency” means CAD and Sterling.

“Applicable Multicurrency Percentage” means, with respect to any Multicurrency Lender, such Multicurrency Lender’s commitment percentage of the total Multicurrency Sublimit. So long as there is one Multicurrency Lender, the sole Multicurrency Lender’s Applicable Multicurrency Percentage shall be 100%. To the extent there is more than one Multicurrency Lender, each Multicurrency Lender’s Applicable Multicurrency Percentage shall be a percentage agreed amongst the Multicurrency Lenders.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed, (b) when used in connection with a Eurocurrency Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in London, (c) with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to CAD, the term “Business Day” shall also exclude any day on which banks are not open for international business in the principal financial center of Canada, and (d) with respect to any date for the payment or purchase of, or the fixing of an interest rate in relation to an Alternative Currency Loan denominated in Sterling pursuant to Annex A, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom.

“Interest Election Request” means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07, or a request by Borrower to convert or continue an Alternative Currency Loan in accordance with Annex A.

“Interest Payment Date” means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid, (d) with respect to any Alternative Currency Term Rate Loan made pursuant to Annex A, the last day of the Interest Period applicable to such Multicurrency Loan and the Final Maturity Date, and (e) as to any Alternative Currency Daily Rate Loan, the first Business Day of each February, May, August and November and the Final Maturity Date.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement and, for the avoidance of doubt, includes all Multicurrency Loans.

“Multicurrency Loan” means a Loan made pursuant to Section 2.01(b) or Annex A hereto and which is denominated in an Agreed Foreign Currency.

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“Multicurrency Loan Exposure” means, at any time, the aggregate principal amount of all Multicurrency Loans outstanding at such time. The Multicurrency Loan Exposure of any Lender at any time shall be its Applicable Dollar Percentage of the total Multicurrency Loan Exposure.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate, or when used in reference to any Multicurrency Loan, refers to whether the rate of interest on such Loan is determined by reference to the CDOR Rate, Alternative Currency Daily Rate, or Alternative Currency Term Rate.

(b)           The pricing grid which appears in the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is supplemented to add a new column titled “Alternative Currency Loans (SONIA)” as shown in the pricing grid below:

Level	Asset Coverage Ratio	Eurocurrency Loans	ABR Loans	Alternative Currency Loans (SONIA)
I	< 1.90 : 1.00	2.75%	1.75%	2.75%
II	> 1.90 : 1.00	2.50%	1.50%	2.50%

(c)           The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended to add the following new section at the end of such definition.

“With respect to each Alternative Currency Term Rate Loan, “Interest Period” means the period commencing on the date such Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), two (2) or three (3) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its loan request to Administrative Agent and Multicurrency Lender; provided that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Final Maturity Date.”

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(d)           Section 2.01(b) of the Credit Agreement is amended and restated as follows:

“(b)          Multicurrency Loans. Subject to the terms and conditions set forth herein and on Annex A attached hereto and incorporated herein, each Multicurrency Lender severally agrees to make Loans in the Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the aggregate Revolving Multicurrency Credit Exposure exceeding the Multicurrency Sublimit, (ii) such Multicurrency Lender exceeding its Applicable Multicurrency Percentage, (iii) the Revolving Credit Exposure of such Lender exceeding its Commitment, (iv) the aggregate Revolving Credit Exposure of all of the Dollar Lenders exceeding the aggregate Commitments, or (v) the total Covered Debt Amount exceeding the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein and on Annex A attached hereto, the Borrower may borrow, prepay and reborrow Multicurrency Loans. In the event of a conflict between this Section 2.01(b) and Annex A, the terms and conditions on Annex A shall control. The Administrative Agent, Multicurrency Lender and the Borrower may make modifications and amendments to Annex A in an agreement in writing which the Administrative Agent, Multicurrency Lender, and the Borrower consent and approve in writing and which relate solely to the extension of Multicurrency Loans addressed in Annex A, so long as such modifications and amendments are not materially adverse to the interests of the Lenders taken as a whole, as determined by the Administrative Agent in its sole reasonable discretion. The Administrative Agent shall promptly notify the Lenders of any such subsequent modifications of amendments to Annex A entered into after the Second Amendment Effective Date.”

(e)           The last paragraph of Section 9.02(b) (Amendments to this Agreement) of the Credit Agreement is amended to add the following new sentence at the end of such paragraph, “Notwithstanding the foregoing, amendments and modifications to Annex A may be approved and executed in accordance with Section 2.01(b) hereof.”

(f)            The Credit Agreement is amended pursuant to the terms, conditions and agreements set forth in Annex A attached hereto and the terms, conditions and agreements in Annex A attached hereto shall apply to all Multicurrency Loans made to Borrower in Sterling, notwithstanding any other provision in the Credit Agreement to the contrary. In the event of a conflict between Annex A and the other terms of the Credit Agreement, the terms, conditions and agreement in Annex A shall govern and control. Defined terms set forth on Annex A shall be used in the Credit Agreement as defined on Annex A attached hereto.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

Section 3.1          Effective Date. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the Administrative Agent shall have received:

(a)           counterparts of this Amendment duly executed and delivered on behalf of the Borrower, the Multicurrency Lender, the Required Lenders and the Administrative Agent, together with the Subsidiary Guarantors’ Consent and Agreement executed by each Subsidiary Guarantor;

(b)           an Officer’s Certificate of Borrower, certifying as to incumbency of officers, specimen signatures, organizational documents, and resolutions adopted by the Board of Directors of Borrower authorizing this Amendment, in form and substance satisfactory to Administrative Agent; and

(c)           such other documents, agreements, opinions, or certificates as Administrative Agent may reasonably request.

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ARTICLE IV
MISCELLANEOUS

Section 4.1          Representations. The Borrower hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Amendment, no Event of Default shall exist and (iii) its representations and warranties as set forth in the Loan Documents, as applicable, are true and correct in all material respects (except those representations and warranties qualified by materiality or by reference to a material adverse effect, which are true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof (unless such representations and warranties specifically refer to a specific date, in which case, they shall be complete and correct in all material respects (or, with respect to such representations or warranties qualified by materiality or by reference to a material adverse effect, complete and correct in all respects) on and as of such specific date).

Section 4.2          Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

Section 4.3          Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article IX thereof.

Section 4.4          Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.5          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy electronically (e.g. pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.6          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.7          Full Force and Effect. Except as otherwise set forth herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

[Signatures on Following Pages.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BORROWER:	STELLUS CAPITAL INVESTMENT CORPORATION

By:
W. Todd Huskinson
Chief Financial Officer, Chief Compliance Officer, Treasurer, and Secretary

Signature Page to Second Amendment– Stellus

LENDERS:	ZIONS BANCORPORATION, N.A. DBA AMEGY BANK
as Administrative Agent, Swingline Lender,
Issuing Bank and as a Lender

By:
Mario Gagetta
Vice President

Signature Page to Second Amendment– Stellus

FROST BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

CADENCE BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

HANCOCK WHITNEY BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

CITY NATIONAL BANK, a national banking association,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

COMMUNITYBANK OF TEXAS, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

WOODFOREST NATIONAL BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

TEXAS CAPITAL BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

BOKF, NA dba BANK OF TEXAS,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

TRUSTMARK NATIONAL BANK,
as a Lender

By:
Name:
Title:

Signature Page to Second Amendment– Stellus

SUBSIDIARY GUARANTORS’ CONSENT
AND AGREEMENT TO SECOND AMENDMENT

As an inducement to Administrative Agent and Lenders party thereto to execute, and in consideration of Administrative Agent’s and such Lenders’ execution of, the Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement dated as of February 28, 2022 (the “Amendment”) (capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Article I of the Amendment), among Stellus Capital Investment Corporation, a Maryland corporation, the Lenders party thereto, and Zions Bancorporation, N.A. dba Amegy Bank, as Administrative Agent, each of the undersigned Subsidiary Guarantors hereby consents to the Amendment, and agrees that the Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under any Guarantee and Security Agreement executed by the undersigned in connection with the Credit Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Guaranteed Obligations (as defined in the Guarantee and Security Agreement), all of which are in full force and effect. Each of the undersigned further represents and warrants to Administrative Agent and the Lenders that, after giving effect to the Amendment, (a) the representations and warranties in each Loan Document to which the undersigned is a party are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the date of the Amendment as if made on and as of the date of the Amendment (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (b) no Default or Event of Default has occurred and is continuing. Each undersigned Subsidiary Guarantor agrees to be bound by the terms, conditions, covenants and agreements in the Amendment. This Consent and Agreement is executed as of the date of the Amendment and shall be binding upon each of the undersigned, and their respective successors and assigns, and shall inure to the benefit of Administrative Agent, Lenders, and their successors and assigns.

[Signatures on Following Pages.]

SUBSIDIARY GUARANTORS:

SCIC – ERC BLOCKER 1, INC.,	SCIC – CC BLOCKER 1, INC.,
a Delaware corporation	a Delaware corporation

By:	By:
Name: W. Todd Huskinson	Name: W. Todd Huskinson
Title: Authorized Signatory	Title: Authorized Signatory

SCIC – SKP BLOCKER 1, INC.,	SCIC – HOLLANDER BLOCKER 1, INC.,
a Delaware corporation	a Delaware corporation

By:	By:
Name: W. Todd Huskinson	Name: W. Todd Huskinson
Title: Authorized Signatory	Title: Authorized Signatory

SCIC – APE BLOCKER 1, INC.,	SCIC – ICD BLOCKER 1, INC.
a Delaware corporation	a Delaware corporation

By:	By:
Name: W. Todd Huskinson	Name: W. Todd Huskinson
Title: Authorized Signatory	Title: Authorized Signatory

SCIC – CONSOLIDATED BLOCKER, INC.	SCIC – VENBROOK BLOCKER, INC.
a Delaware corporation	a Delaware corporation

By:	By:
Name: W. Todd Huskinson	Name: W. Todd Huskinson
Title: Authorized Signatory	Title: Authorized Signatory

SCIC – INVINCIBLE BLOCKER 1, INC.
a Delaware corporation

By:
Name: W. Todd Huskinson
Title: Authorized Signatory

Subsidiary Guarantors’ Consent and Agreement to
Second Amendment– Stellus

ANNEX A

The parties to this Amendment hereby covenant and agree to the terms, conditions and agreements in this Annex A which are hereby attached to and incorporated into the Credit Agreement. Capitalized terms used but not defined in this Annex A shall have the meanings given to such terms in the Credit Agreement.

I.	Defined Terms. As used in Annex A and in this Agreement, the following terms have the meanings specified below:

“Alternative Currency” means Sterling; provided, however, that if SONIA becomes unavailable for any reason for a period longer than three Business Days, such Alternative Currency shall not be considered an Alternative Currency hereunder until such time as a replacement interest rate with respect to such Alternative Currency is agreed upon by the Borrower and Amegy Bank, as the Multicurrency Lender.

“Alternative Currency Daily Rate” means, for any day, with respect to any Multicurrency Loan denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, (i) if any Alternative Currency Daily Rate shall be less than 0.25%, such rate shall be deemed 0.25% for purposes of this Agreement and (ii) any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice. If SONIA is unavailable because it has not been published on the SONIA Administrator’s Website for any applicable determination date, then SONIA for such determination date shall be equal to SONIA as published on the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for no more than three consecutive Business Days.

“Alternative Currency Daily Rate Loan” means a Multicurrency Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in the Alternative Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Multicurrency Loan denominated in the Alternative Currency (to the extent such Multicurrency Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency by the Administrative Agent and the Multicurrency Lender plus the adjustment (if any) determined by the Administrative Agent and the Multicurrency Lender; provided, that, if any Alternative Currency Term Rate shall be less than 0.25%, such rate shall be deemed 0.25% for purposes of this Annex A and this Agreement.

“Alternative Currency Term Rate Loan” means a Multicurrency Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in the Alternative Currency.

“Applicable Time” means, with respect to any borrowings and payments in the Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the applicable Multicurrency Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“SONIA” means, with respect to any applicable determination date, a rate per annum equal to the Sterling Overnight Index Average for the fifth (5th) Business Day preceding such date, published by the SONIA Administrator on the SONIA Administrator’s Website (or if not published on such website, as published on such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“SONIA Adjustment” means, with respect to SONIA, 0.1193% (11.93 basis points).

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

II.	Multicurrency Loans.

2.1	Requests for Multicurrency Loans in Sterling.

(a)             Notice by the Borrower. To request a Multicurrency Loan in Sterling, the Borrower shall notify the Administrative Agent of such request by telephone not later than 10:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Multicurrency Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent, Multicurrency Lender and signed by the Borrower.

(b)             Content of Borrowing Requests. Each telephonic and written Borrowing Request for a Multicurrency Loan in Sterling shall specify the following information:

(i)	that such Multicurrency Loan is to be made in Sterling under the Multicurrency Sublimit;

(ii)	the aggregate amount of the requested Multicurrency Loan;

(iii)	the date of such Multicurrency Loan, which shall be a Business Day;

(iv)	in the case of an Alternative Currency Term Rate Loan, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” in this Agreement; and

(v)	the location and number of the Borrower’s account to which funds are to be disbursed.

(c)             Elections by the Borrower for Alternative Currency Loan. Each Alternative Currency Loan under this Annex A initially shall be of the Type specified in the applicable Borrowing Request and, in the case of an Alternative Currency Term Rate Loan, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Alternative Currency Loan to an Alternative Currency Loan of a different Type or to continue any Alternative Currency Term Rate Loan as an Alternative Currency Term Rate Loan of the same Type and same Alternative Currency and may elect the Interest Period therefor, all as provided in this Annex A; provided, however, that no Alternative Currency Term Rate Loan may be continued if, after giving effect thereto, the aggregate Multicurrency Loan Exposure would exceed the aggregate Multicurrency Sublimit.

(d)             Notice of Elections. To make an Interest Election Request converting an Alternative Currency Loan in accordance with the above clause (c), the Borrower shall notify the Administrative Agent of such election by telephone not later than 10:00 a.m., Houston, Texas time, three Business Days before the effectiveness of such interest election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly (but no later than the close of business on the date of such request) by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent, Multicurrency Lender and signed by the Borrower.

(e)             Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information:

(i)	the Alternative Currency Loan to which such Interest Election Request applies;

(ii)	the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)	if the resulting Alternative Currency Loan is an Alternative Currency Term Rate Loan, the Interest Period therefor after giving effect to such election.

(f)             Notice by the Administrative Agent to the Multicurrency Lender. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise the Multicurrency Lender of the details thereof.

(g)             Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to Alternative Currency Term Rate Loan prior to the end of the Interest Period therefor, then, unless such Alternative Currency Term Rate Loan is repaid as provided herein, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, any Alternative Currency Term Rate Loan shall not have an Interest Period of more than one month’s duration.

2.2             Repayment of Loans. The Borrower hereby covenants and agrees to pay all outstanding Multicurrency Loans on the Final Maturity Date.

2.3             Prepayment of Loans; Mandatory Prepayment. The Borrower shall be permitted to prepay Multicurrency Loans in accordance with Section 2.10 of this Agreement. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of a Multicurrency Loan denominated in Sterling (other than in the case of a prepayment pursuant to Section 2.10(d) of this Agreement), not later than 10:00 a.m., Houston, Texas time, three Business Days before the date of prepayment. The Borrower shall prepay Multicurrency Loans as required by the Agreement, including Section 2.10(b)(ii) of the Agreement.

2.4             Interest.

(a)             Each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Margin. Each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period under this Agreement at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Margin. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Multicurrency Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable default rate set forth in Section 2.12 of the Agreement to the fullest extent permitted by applicable laws.

(b)             Accrued interest on each Alternative Currency Loan shall be payable in arrears on each Interest Payment Date for such Loan in the Currency in which such Loan is denominated; provided that (i) interest accrued pursuant to paragraph (c) of Section 2.12 of this Agreement shall be payable on demand, (ii) in the event of any repayment or prepayment of any Alternative Currency Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Alternative Currency Term Rate Loan prior to the end of the Interest Period therefor, accrued interest on such Alternative Currency Term Rate Loan shall be payable on the effective date of such conversion.

(c)             All payments by the Borrower hereunder with respect to principal and interest on Loans denominated in the Alternative Currency shall be made to the Administrative Agent, for the account of the Multicurrency Lender to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in immediately available funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

(d)             All computations of interest for Alternative Currency Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, except that interest on Alternative Currency Loans as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Alternative Currency Loans. Interest shall accrue on each Alternative Currency Loan for the day on which the Alternative Currency Loan is made, and shall not accrue on an Alternative Currency Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Alternative Currency Loan that is repaid on the same day on which it is made shall bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.5             Increased Costs; Break-Funding Payments, Taxes.

All of the provisions and agreements in Section 2.14 (Increased Costs), Section 2.15 (Break Funding Payments), and Section 2.16 (Taxes) shall be deemed amended to apply, mutatis mutandis, in all respects to Alternative Currency Loans made to the Borrower pursuant to this Annex A.

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